Exhibit 10.22

DATALINK CORPORATION

AMENDED AND RESTATED

2000 DIRECTOR STOCK OPTION PALN

(as amended and restated on May 15, 2007, incorporating amendments effective

April 4, 2001, May2, 2002, October 15, 2002, April 13, 2004 and May 15, 2007)

Section 1.  Purpose

The purposes of the Plan are to assist the Company in (1) promoting a greater identity of interests between the Company’s non-employee directors and its shareholders, and (2) attracting and retaining directors by affording them an opportunity to share in the future successes of the Company.

Section 2.  Definitions

“Act” shall mean the Securities Exchange Act of 1934, as amended.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall mean the happening of any of the following events:

(i)         An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either (1) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following:  (1) any acquisition directly from the Company, other than an acquisition by virtue of from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition: or

(ii)        A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)       The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (“Corporate Transaction”) or, if  consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or government agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more that 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership exited with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)       The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Change of Control Price” means the higher of (i) the highest reported closing price of a share of Common stock in any transaction reported on the Nasdaq Stock Market during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of a Stock Option which was granted within 240 days of the Change of Control, then the Change of Control Price for such Stock Option shall be the Fair Market Value of the Common Stock on the date such Stock Option is exercised or deemed exercised.  To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determine din the sole discretion of the Committee.

“Code” shall mean the Internal Revenue code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Common Stock” shall mean the common stock, $.001 par value, of the Company.

“Company” shall mean Datalink Corporation, a Minnesota corporation.

“Effective Date” shall mean August 11, 2000.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder.

“Fair Market Value” shall mean, as of any given date, the closing price of the Common Stock on the Nasdaq Stock Market for that date (or for the preceding trading day, if no trading occurs on such date), adjusted to the next higher cent if such closing price is not a whole number.  If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

“Fees” shall mean the cash payments described under Section 7 below or, if a Participant makes no timely election to receive these cash payments, the annual retainer Stock Options and periodic Stock Options to be granted under Section 8 below for attendance at board and committee meetings for a Participant in connection with his or her service on the Board or any committee thereof for any fiscal year of the Company.

“Incentive Compensation Plan” shall mean the Company’s 1999 Incentive Compensation Plan adopted as of June 11, 1999, as it may be amended from time to time.

“Participant” shall mean each member of the Board who is not an employee of the Company or any subsidiary of the Company.

“Plan” shall mean the Datalink Corporation 2000 Director Stock Plan.

“Retirement” shall mean the retirement by a Participant from the Board in accordance with any formal or informal policy adopted by the Company on Director retirement.

“Rules” shall mean the rules promulgated under the Act from time to time and the interpretations issued by Securities and Exchange Commission in respect thereof.

“Stock Option” shall mean a non-qualified stock option, which is further defined as any right to acquire Common Stock which does not qualify as an “incentive stock option” as defined under the Code.

Section 3.  Eligibility

Each member of the Board who is not an employee of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

Section 4.  Shares Subject to the Plan

The maximum number of shares of Common Stock which shall be available for use under the Plan shall by 550,000, subject to adjustment pursuant to Section 15 hereunder.  The shares issued under the Plan shall be authorized and unissued shares.

Section 5.  Duration of Plan

Unless earlier terminated pursuant to Section 11 hereof, the Plan shall automatically terminate on, and no grants or elections may be made after, the date of the tenth anniversary of the approval by stockholders of the Plan pursuant to Section 17 hereof.

Section 6.  Administration

The Plan shall be administered by the Board or any committee thereof so designated by the Board (the “Committee”), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

Notwithstanding any other provision of the Plan, neither the Board nor the Committee shall be authorized to exercise any discretion with respect to the selection of Participants to receive Stock Options under the Plan or concerning the amount, timing or vesting of such Stock Options under the Plan, and no amendment or termination of the Plan shall adversely affect the interest of any Director in Stock Options previously granted to the Director without that Director’s express written consent.

Section 7.  Cash Fees

Not more often than annually, the board shall set its annual cash retainer for service on the Board and its cash payments for attendance at meetings of the Board and its audit, compensation and other committees.  Until otherwise changed, the annual retainer for Board service commending as of the annual meeting stockholders held in 2002 is $10,000, and the payment for attendance at each meeting of the Company’s audit and compensation committees is $1,000 and $500, respectively.  Each Participant who, prior to the beginning of any calendar year while the Plan is in effect, delivers to the Company written notice of an irrevocable election to receive cash Fees for such upcoming calendar year rather than grants of Stock Options as provided in Section 8 below, shall receive cash payment of Fees.  Any such written notice pursuant to this Section 7 shall remain in effect only for such calendar year and each Participant must make a new election for each future year.

Section 8.  Grants of Stock Options

(a)        Annual Retainer.  Commencing with and effective as of the annual meeting of stockholders of the Company held in 2004, and on the date of each subsequent annual meeting of stockholders occurring while this Plan is in effect, and unless a timely election is made under Section 7 above to receive cash Fees, each Participant shall receive a grant of Stock Options.  The number of these Stock Options is 90% of the annual cash retainer Fee for Board service set out in Section 7 above.  Therefore, for 2004 and until the cash retainer Fee is changed by the Board, the number of Stock Options is 9,000.  These Stock Options shall be exercisable commencing one year after the date of grant; provided, however, that if a Participant fails to serve until the annual stockholders’ meeting immediately succeeding a grant of such Stock Options, the number of shares of Common Stock that may be purchase by such Participant shall be determined by multiplying the number of Stock Options granted (initially 9,000) by a fraction (i) the numerator of which is the number of days between the date such Stock Options were granted the date the Participant ceased serving on the Board and (ii) the denominator of which is the number days between the date such Stock Options were granted and the date of the annual stockholders’ meeting immediately succeeding the date of grant.  The exercise price of the Stock Options so granted shall be the Fair Market Value per share on the date of grant.  These Stock Options will expire ten years after the date of grant.

(b)        Participation in Board and Committee Meetings.  Commencing with and effective as of each meeting of the Board or a committee thereof held on or after April1, 2004, and while this Plan is in effect, and unless a timely election is made under Section 7 above to receive cash Fees, each Participant participating in such Board or committee meeting shall receive an additional grant of Stock Options.  The number of these Stock Options is 70% of the cash Fee for attendance at Board meetings and 100% of the cash fee for attendance at committee meetings set out in Section 7 above.  Therefore, until changed by the Board, for Board meetings, the number of Stock Options will be seven hundred (700) and for committee meetings, the number of Stock Options will be five hundred (500).  These Stock Options will be fully vested and exercisable immediately upon their grant, which shall be on the last day of the calendar quarter during which the Board or committee meeting takes place.  The exercise price of the Stock Options so granted shall be the Fair Market Value per share on the date of grant.  These Stock Options will expire ten years after the date of grant.

In addition, as to those Participants who have waived the right to receipt of Stock Options at March 31, 2004 on account of attendance at Board or committee meetings, respectively, held between January 1 and March 31, 2004, the Company shall, on a one-time basis, grant to each such Participant 700 and 500 Stock Options, respectively.   These Stock Options will be fully vested and exercisable immediately upon their grant, which shall be a date set by the Board within ten (10) days of the date of this amended and restated Plan.  The exercise price of the Stock Options so granted shall be the Fair Market Value per share on the date of grant.  These Stock Options will expire ten years after the date of grant.

(c)        Exercise of Stock Options.  Stock Options granted to Participants shall be exercised by the delivery of a written notice of exercise to the Company, setting for the number of shares with respect to which the Stock Option is to be exercised, accompanied by full payment for the shares.  Participants may pay the exercise price either (i) in cash or its equivalent, (ii) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total option price (provided that the Participant has held the shares tendered for at least six (6) months prior to their tender to satisfy the option price) or (iii) by a combination of (i) and (ii).  The Board also may allow cashless exercise, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan’s purpose and applicable law.  Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, share certificates in an appropriate amount based upon the number of shares purchased under the Stock Option.

(d)        Option Agreements.  The Company and a Participant may, but are not required to, enter into a written agreement relating to Stock Option grants; provided, that any such agreement is not inconsistent with the provisions of the Plan.

Section 9.  Transferability

Rights and grants under the Plan may not be assigned, transferred, pledged or hypothecated, and shall not be subject to execution, attachment or similar process.  Notwithstanding the foregoing, any such right or grant constituting a “derivative security” under the Rules shall not be transferable by a Participant other than by will or by operation of applicable laws of descent and distribution or pursuant to a domestic relations order or qualified domestic relations order as such terms are defined by the Code or ERISA.

Section 10.  Amendment

The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Company’s stockholders, provided that to the extent required to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Act (“Rule 16b-3”) no amendment to the Plan shall be adopted without further approval by the holders of at least a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting held for such purpose, and provided further, that if and to the extent required for the Plan to comply with Rule 16b-3, no amendment to the Plan shall be made more than once in any six-month period that would change the amount, price or timing of the grants of Stock Options hereunder other than to comport with changes in the Code, ERISA or the regulations thereunder.

Section 11.  Termination

The Plan may be terminated at any time by the Board or by the approval by the holders of at least a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting held for such purpose.

Section 12.  Effect of Change of Control

Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any Stock Options outstanding and not then exercisable and vested as of the date such Change of Control is determined to have occurred, shall become fully exercisable and vested to the full extent of the original grant.  During the 60-day period from and after a Change of Control (the “Exercise Period”), a Participant who holds a Stock Option shall have the right, in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option, by giving notice to the Company, to elect (wining the Exercise Period) to surrender all or part of a Stock Option to the Company and to receive cash, within 30 days of  such notice, in an amount equal to the amount by which the Change of Control Price per share of

Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the “Spread”) multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section shall have been exercised; provided, however, that if the Change of Control is within six (6) months of the date of grant of a particular Stock Option held by a Participant, no such election shall be made by such Participant with respect to such Stock Option prior to six (6) months from the date of grant.  If the end of such 60-day period from and after a Change of Control is within six (6) months from the date of grant of a Stock Option, such Stock Option shall be cancelled in exchange for a cash payment to the Participant, effected on the day which is six (6) months and one day after the date of grant of such Stock Option, equal to the Spread multiplied by the number of shares of Common Stock granted under the Stock Option.

Section 13.  Death, Disability, Termination or Retirement of Participant

(a)        Death While A Director.  Notwithstanding any other provision of the Plan to the contrary, in the event of the death of a Participant while a member of the Board, any Stock Options outstanding as of the date of death and not then exercisable shall become immediately exercisable, and all outstanding Stock Options held by such Participant shall remain exercisable by the person to whom the Stock Option is transferred by will or by the laws of descent and distribution for a period of the lesser of (i) the remaining term of the Stock Option or (ii) three (3) years after the date of death.

(b)        Disability, Retirement or Other Termination.  Except as otherwise provided by the Plan, in the event of a Participant’s termination of membership on the Board as a result of the Participant’s disability or Retirement or for another reason other than Cause as defined below, any Stock Options outstanding as of the date of such termination and not then exercisable shall, as to annual retainer options, be adjusted in the amount to reflect the proportion earned in the final year of such Participant’s service in such year (in accordance with the operation of Section 8 of this Plan) and (ii) become exercisable on the last day of the Company’s then-current fiscal year.  All outstanding Stock Options held by such Participant shall remain exercisable for the full period contemplated by the terms of such Stock Options.  In the event of the death of a Participant subsequent to termination of membership from the Board as a result of circumstances described in the Section 13(b), any Stock Options outstanding as of the date of death and not then exercisable shall become immediately exercisable, and all outstanding Stock Options held by such Participant shall remain exercisable by the person to whom the Stock Option is transferred by will or by the laws of descent and distribution for a period of the lesser of (i) the remaining term of the Stock Option or (ii) three (3) years after the date of death.

Section 14.  Effect of Termination for Cause

If a Participant incurs a termination of membership on the Board for Cause, such Participant’s Stock Options which are not then exercisable shall be automatically cancelled immediately.  Unless otherwise determined by the Board, for purposes of the plan “Cause” shall mean (i) the conviction of the Participant for commission of a felony under Federal law or the law in the state in which such action occurred or (ii) dishonesty in the course of fulfilling the Participant’s duties as a director.

Section 15.  Adjustments Upon Changes in Capitalization

In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as a any merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and class of shares reserved for issuance under the Plan and in the number, kind and option price of shares subject to outstanding Stock Options and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

Section 16.  Regulatory Matters

The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Act, pursuant to Rule 16b-3 as promulgated thereunder, as may be further amended or interpreted by the Securities and Exchange Commission.  In the event that any provision of the Plan shall be deemed not to be in compliance with the Rules in order to enjoy the exemption from the Act, such provision shall be deemed of no force or effect and the remaining provisions of the Plan shall remain in effect.

Section 17.  Effectiveness of Plan

The Plan shall become effective as of the Effective Date.  However, the Plan shall terminate if not ratified on or before the date of the Company’s 2001 annual meeting of stockholders by the holders of at least a majority of the shares of Common Stock present, or represented, and entitled to vote at such meeting or at another stockholders’ meeting held before such date for this purpose.

Section 18.  Resolution of Conflict with Incentive Compensation Plan

Nothing in the Plan shall affect the rights or eligibility of Participants as to awards and grants made under the Incentive Compensation Plan prior to or after the Effective Date of this Plan.  However, this Plan supersedes and replaces the provisions of Section 6.8 of the Incentive Compensation Plan relating to automatic annual director stock option grants for 2001 and fiscal years thereafter that this Plan is in effect.

Section 19.  Governing Law

To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

End of Plan